Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor and Analyst Contact: Scott Weaver (915) 534-1400	Media Contact: Gary Hanson (915) 534-1400
WESTERN REFINING REPORTS THIRD QUARTER 2009 FINANCIAL RESULTS
Announces Actions to Optimize Assets and Reduce Costs by Approximately $50 Million Annually
EL PASO, Texas – November 9, 2009 – Western Refining, Inc. (NYSE:WNR) today reported a net loss of $4.8 million, or $0.05 per diluted share, for the third quarter of 2009. The Company’s net income was $109.2 million, or $1.60 per diluted share, for the same period in 2008.
The year-over-year decline in net income was primarily due to lower refined product margins driven by weakness in finished product prices relative to crude and feedstock costs. In addition, heavy and sour crude differentials remained tight which negatively impacted margins at the Yorktown refinery and, to a lesser extent, at the El Paso refinery. Yorktown also experienced lower coking margins.
In the quarter, Western generated cash flow from operations of approximately $28.0 million, and year-to-date has generated cash flow from operations of $148.6 million. The Company had no cash borrowings outstanding under its revolving credit facility as of September 30, 2009.
Paul Foster, Western’s Chief Executive Officer, said, “Refining margins were depressed during the third quarter, historically a strong quarter for refiners, primarily due to the prolonged economic slowdown. Overall, margins declined substantially in the latter part of the quarter. However, we are pleased that fuel volumes and margins remained stable in our wholesale operations and that our retail unit had a strong quarter despite the challenging marketplace.”
After a thorough evaluation of its Four Corners assets, Western has decided to consolidate the operations of its two Four Corners refineries into one at the Gallup refinery. This consolidation will eliminate certain operating costs of approximately $25 million per year beginning in the first quarter of 2010 while maintaining the capability to process the same volumes of crude that have been recently processed at both Bloomfield and Gallup combined.
Western will continue to operate the Bloomfield products terminal and will supply the Four Corners with refined products by utilizing new pipeline connection and exchange supply agreements. The Company will also maintain its marketing assets, and through the long-term exchange agreement, will supply barrels to Bloomfield in exchange for barrels produced at the El Paso refinery. The Company is evaluating alternative uses for the Bloomfield refinery including the possibility of biofuels production.
As a result of the refinery consolidation, Western expects to take pre-tax charges against earnings in the fourth quarter of approximately $55-$65 million, the majority of which will be non-cash. These charges are primarily related to asset impairment and idling costs.
“The decision to idle the Bloomfield refinery was a difficult, but necessary decision to ensure that Western remains well positioned for the future, despite the weak industry dynamics. Western appreciates the dedication of our employees and is committed to treating them fairly and with respect as we work through this transition,” Foster continued.

In addition to the refinery consolidation, the Company has also identified a number of additional cost savings initiatives that will generate approximately $25 million in annualized savings. The majority of these actions are in the early stages of implementation and will be fully realized beginning in the first quarter of 2010.
In conclusion, Foster stated, “The market is certainly challenging, but we are continuing to take decisive actions to ensure we are running our operations in a reliable and cost effective manner which we believe will allow us to be profitable over the long run in a variety of market conditions.”
Conference Call Information
A conference call is scheduled for November 9, 2009, at 4:00 p.m. ET to discuss Western’s financial results. The call can be accessed at Western’s website, www.wnr.com. The call can also be heard by dialing (888) 679-8037, passcode: 80237517. The audio replay will be available through November 16, 2009, by dialing (888) 286-8010, passcode: 77731622.
A copy of this press release, together with the reconciliations of certain non-GAAP financial measures contained herein, can be accessed on the investor relations menu on Western’s website, www.wnr.com.
Non-GAAP Financial Measures
In a number of places in the press release, we have excluded the impact of the goodwill impairment loss on our results from operations for the second quarter of 2009. We have excluded this loss in order to analyze changes in our business from period to period, since the impairment loss is a non-recurring and non-cash loss.
About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western has a refinery in El Paso, two refineries in the Four Corners region of northern New Mexico and a refinery in Yorktown, Virginia. Western’s asset portfolio also includes refined products terminals in Albuquerque, New Mexico and Flagstaff, Arizona, asphalt terminals in Phoenix and Tucson, Arizona, Albuquerque and El Paso, retail service stations and convenience stores in Arizona, Colorado and New Mexico, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Nevada, New Mexico, Texas and Utah. More information about the Company is available at www.wnr.com.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements. The forward-looking statements contained herein include statements about, expected cost savings and pre-tax charges from operational initiatives the Company is pursuing in its Bloomfield refinery, other cost savings initiatives the Company is pursuing, and our expectations regarding its future profitability. These statements are subject to the general risks inherent in our business and reflect our current expectations regarding these matters. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond Western’s control, which could result in Western’s expectations not being realized or otherwise materially affect Western’s financial condition, results of operations and cash flows. For additional information relating to the uncertainties affecting Western’s business you are referred to our filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated
     The following tables set forth our summary of historical financial and operating data for the periods indicated:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
		(In thousands, except per share data)
Statement of Operations Data:
Net sales	$1,896,273	$3,165,308	$4,848,016	$9,068,842
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,698,673	2,790,475	4,102,359	8,297,385
Direct operating expenses (exclusive of depreciation and amortization)	116,717	133,206	374,195	399,503
Selling, general and administrative expenses	23,725	32,449	85,903	90,000
Goodwill impairment loss	—	—	299,552	—
Maintenance turnaround expense	1,031	528	4,353	1,738
Depreciation and amortization	34,725	29,218	109,382	82,567

Total operating costs and expenses	1,874,871	2,985,876	4,975,744	8,871,193

Operating income (loss)	21,402	179,432	(127,728)	197,649
Other income (expense):
Interest income	17	478	197	1,430
Interest expense	(33,024)	(31,153)	(88,047)	(69,838)
Amortization of loan fees	(1,795)	(1,553)	(4,832)	(3,234)
Write-off of unamortized loan fees	—	—	(9,047)	(10,890)
Gain (loss) from derivative activities	(726)	6,022	(13,251)	(7,826)
Other income (expense)	(39)	422	4,594	1,356

Income (loss) before income taxes	(14,165)	153,648	(238,114)	108,647
Provision for income taxes	9,383	(44,411)	(15,057)	(31,621)

Net income (loss)	$(4,782)	$109,237	$(253,171)	$77,026

Basic earnings (loss) per share	$(0.05)	$1.60	$(3.29)	$1.13
Dilutive earnings (loss) per share	$(0.05)	$1.60	$(3.29)	$1.13
Weighted average basic shares outstanding	87,973	67,760	76,191	67,696
Weighted average dilutive shares outstanding	87,973	67,760	76,191	67,752
Cash dividends declared per share	$—	$—	$—	$0.06
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$28,018	$133,859	$148,553	$170,110
Investing activities	(24,026)	(39,135)	(93,367)	(155,702)
Financing activities	(5,408)	(41,118)	(69,964)	(131,478)
Other Data:
Adjusted EBITDA (1)	$44,714	$216,100	$216,094	$276,914
Capital expenditures	24,034	39,368	93,762	156,160
Balance Sheet Data (end of period):
Cash and cash equivalents			$65,039	$172,495
Working capital			316,166	511,159
Total assets			2,918,468	3,474,801
Total debt			1,067,025	1,483,750
Stockholders’ equity			783,462	834,539

(1)	Adjusted EBITDA represents earnings before interest expense, income tax expense, amortization of loan fees, depreciation, amortization, maintenance turnaround expense, LCM inventory reserve adjustment and goodwill impairment loss. However, Adjusted EBITDA is not a recognized measurement under GAAP. Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, the accounting effects of significant turnaround activities (which many of our competitors capitalize and thereby exclude from their measures of EBITDA), acquisitions, and certain non-cash charges, items that may vary for different companies for reasons unrelated to overall operating performance.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	our calculation of Adjusted EBITDA may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. The following table reconciles net income (loss) to Adjusted EBITDA for the periods presented:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(In thousands)		(In thousands)
Net income (loss)	$(4,782)	$109,237	$(253,171)	$77,026
Interest expense	33,024	31,153	88,047	69,838
Provision for income taxes	(9,383)	44,411	15,057	31,621
Depreciation and amortization	34,725	29,218	109,382	82,567
Amortization of loan fees	1,795	1,553	4,832	3,234
Write-off of unamortized loan fees	—	—	9,047	10,890
Maintenance turnaround expense	1,031	528	4,353	1,738
Net change in LCM reserve	(11,696)	—	(61,005)	—
Non-cash goodwill impairment loss	—	—	299,552	—

Adjusted EBITDA	$44,714	$216,100	$216,094	$276,914

Refining Segment
The following table presents the segment financial data for our refining group, including other revenues and expenses not specific to a particular refinery:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(In thousands, except per barrel data)
Net sales (including intersegment sales)	$1,834,130	$3,089,723	$4,645,709	$8,904,717
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	1,684,725	2,770,540	4,033,681	8,270,707
Direct operating expenses (exclusive of depreciation and amortization)	88,042	102,278	288,677	314,162
Selling, general and administrative expenses	8,470	11,266	28,247	29,019
Goodwill impairment loss	—	—	230,712	—
Maintenance turnaround expense	1,031	528	4,353	1,738
Depreciation and amortization	29,686	24,330	94,162	69,913

Total operating costs and expenses	1,811,954	2,908,942	4,679,832	8,685,539

Operating income (loss)	$22,176	$180,781	$(34,123)	$219,178

Key Operating Statistics:
Total sales volume (bpd) (2)	265,544	256,488	256,830	263,521
Total refinery production (bpd)	220,453	229,412	219,435	232,608
Total refinery throughput (bpd) (3)	223,129	230,814	221,232	234,207
Per barrel of throughput:
Refinery gross margin (1)(4)	$7.28	$15.03	$10.13	$9.88
Gross profit (4)	5.83	13.89	8.57	8.79
Direct operating expenses (5)	4.29	4.82	4.78	4.90

(1)	Includes a net change in the LCM reserve to value our Yorktown inventories to net realizable market values, which decreased cost of products sold and increased refinery gross margin by $11.7 million and $61.0 million, for the three and nine months ended September 30, 2009, respectively.

(2)	Includes sales of refined products sourced from our refinery production as well as refined products purchased from third parties.

(3)	Total refinery throughput includes crude oil, other feedstocks, and blendstocks.

(4)	Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented. We have experienced gains or losses from derivative activities that are not taken into account in calculating refinery gross margin. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

     The following tables reconcile gross profit to refinery gross margin for the periods presented:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
		(In thousands, except per barrel data)
Net sales	$1,834,130	$3,089,723	$4,645,709	$8,904,717
Cost of products sold (exclusive of depreciation and amortization)	1,684,725	2,770,540	4,033,681	8,270,707
Depreciation and amortization	29,686	24,330	94,162	69,913

Gross profit	119,719	294,853	517,866	564,097
Plus depreciation and amortization	29,686	24,330	94,162	69,913

Refinery gross margin	$149,405	$319,183	$612,028	$634,010

Refinery gross margin per refinery throughput barrel	$7.28	$15.03	$10.13	$9.88

Gross profit per refinery throughput barrel	$5.83	$13.89	$8.57	$8.79

(5)	Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.
     The following tables set forth our summary refining throughput and production data for the periods presented below:

All Refineries
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	115,536	112,733	114,771	117,522
Diesel and jet fuel	83,954	93,420	82,538	92,268
Residuum	5,458	6,255	5,672	5,887
Other	9,778	9,579	9,956	10,139

Liquid products	214,726	221,987	212,937	225,816
By-products (coke)	5,727	7,425	6,498	6,792

Total refinery production (bpd)	220,453	229,412	219,435	232,608

Refinery throughput (bpd)
Sweet crude oil	128,535	142,822	127,944	152,668
Sour or heavy crude oil	73,031	69,210	69,569	62,016
Other feedstocks/blendstocks	21,563	18,782	23,719	19,523

Total refinery throughput (bpd)	223,129	230,814	221,232	234,207

El Paso Refinery
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	64,852	64,018	65,737	65,189
Diesel and jet fuel	54,236	56,226	50,853	54,894
Residuum	5,458	6,255	5,672	5,887
Other	3,290	3,615	3,382	3,828

Total refinery production (bpd)	127,836	130,114	125,644	129,798

Refinery throughput (bpd)
Sweet crude oil	103,122	104,845	102,373	103,768
Sour crude oil	19,969	18,487	15,985	17,497
Other feedstocks/blendstocks	7,051	9,235	9,431	10,530

Total refinery throughput (bpd)	130,142	132,567	127,789	131,795

Total sales volume (bpd)	150,823	137,632	143,905	141,988
Per barrel of throughput:
Refinery gross margin	$8.05	$13.03	$10.29	$9.77
Direct operating expenses	3.01	3.82	3.51	3.93

Yorktown Refinery
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	31,664	29,919	31,367	31,893
Diesel and jet fuel	22,101	28,525	23,982	28,266
Other	5,407	4,940	5,490	5,134

Liquid products	59,172	63,384	60,839	65,293
By-products (coke)	5,727	7,425	6,498	6,792

Total refinery production (bpd)	64,899	70,809	67,337	72,085

Refinery throughput (bpd)
Sweet crude oil	—	9,813	9	19,603
Sour or heavy crude oil	53,062	50,723	53,584	44,519
Other feedstocks/blendstocks	11,476	7,946	12,592	6,353

Total refinery throughput (bpd)	64,538	68,482	66,185	70,475

Total sales volume (bpd)	77,010	79,501	76,048	77,444
Per barrel of throughput:
Refinery gross margin (1)	$2.67	$14.91	$7.32	$7.95
Direct operating expenses	4.98	4.72	5.20	4.64

(1)	Includes a net change in the LCM reserve to value our Yorktown inventories to net realizable market values, which increased refinery gross margin by $1.97 and $3.38 per throughput barrel for the three and nine months ended September 30, 2009, respectively.

Four Corners Refineries
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	19,020	18,796	17,667	20,440
Diesel and jet fuel	7,617	8,669	7,703	9,108
Other	1,081	1,024	1,084	1,177

Total refinery production (bpd)	27,718	28,489	26,454	30,725

Refinery throughput (bpd)
Sweet crude oil	25,413	28,164	25,562	29,297
Other feedstocks/blendstocks	3,036	1,601	1,696	2,640

Total refinery throughput (bpd)	28,449	29,765	27,258	31,937

Total sales volume (bpd)	37,711	39,355	36,877	44,089
Per barrel of throughput:
Refinery gross margin	$14.04	$23.02	$16.11	$12.68
Direct operating expenses	7.64	7.84	8.56	8.15
Retail Segment

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
		(In thousands, except per gallon data)
Statement of Operations Data:
Net sales (including intersegment sales)	$176,708	$245,951	$466,445	$674,805
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	148,723	219,047	392,330	606,163
Direct operating expenses (exclusive of depreciation and amortization)	17,273	17,146	49,598	49,687
Selling, general and administrative expenses	1,545	1,271	4,762	3,962
Goodwill impairment loss	—	—	27,610	—
Depreciation and amortization	2,415	2,172	7,298	6,182

Total operating costs and expenses	169,956	239,636	481,598	665,994

Operating income (loss)	$6,752	$6,315	$(15,153)	$8,811

Operating Data:
Fuel gallons sold (in thousands)	53,708	53,606	155,216	158,079
Fuel margin per gallon (1)	$0.23	$0.22	$0.19	$0.16
Merchandise sales (in thousands)	$51,129	$50,141	$144,339	$140,176
Merchandise margin (2)	28.4%	27.4%	28.4%	27.6%
Operating retail outlets at period end			152	154

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
		(In thousands, except per gallon data)
Net Sales:
Fuel sales	$139,028	$207,519	$357,542	$566,862
Excise taxes included in fuel revenues	(19,405)	(17,567)	(53,649)	(50,901)
Merchandise sales	51,129	50,141	144,339	140,176
Other sales	5,956	5,858	18,213	18,668

Net sales	$176,708	$245,951	$466,445	$674,805

Cost of Products Sold:
Fuel cost of products sold	$126,841	$195,635	$328,384	$540,941
Excise taxes included in fuel cost of products sold	(19,405)	(17,567)	(53,649)	(50,901)
Merchandise cost of products sold	36,622	36,421	103,400	101,468
Other cost of products sold	4,665	4,558	14,195	14,655

Cost of products sold	$148,723	$219,047	$392,330	$606,163

Fuel margin per gallon (1)	$0.23	$0.22	$0.19	$0.16

(1)	Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our retail segment by the number of gallons sold.

(2)	Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the convenience store industry to measure operating results related to merchandise sales.
Wholesale Segment

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
		(In thousands, except per gallon data)
Statement of Operations Data:
Net sales (including intersegment)	$469,142	$702,755	$1,186,466	$1,892,176
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	447,543	670,971	1,122,719	1,808,869
Direct operating expenses (exclusive of depreciation and amortization)	12,791	16,840	40,153	50,156
Selling, general and administrative expenses	3,734	4,826	12,634	14,395
Goodwill impairment loss	—	—	41,230	—
Depreciation and amortization	1,394	1,310	4,205	4,074

Total operating costs and expenses	465,462	693,947	1,220,941	1,877,494

Operating income (loss)	$3,680	$8,808	$(34,475)	$14,682

Operating Data:
Fuel gallons sold (in thousands)	213,590	187,047	611,514	534,334
Fuel margin per gallon (1)	$0.07	$0.09	$0.07	$0.08
Lubricant sales (in thousands)	$26,665	$43,784	$86,801	$123,716
Lubricant margin (2)	10.0%	15.0%	8.9%	12.8%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
		(In thousands, except per gallon data)
Net Sales:
Fuel sales	$493,017	$698,226	$1,244,117	$1,883,601
Excise taxes included in fuel sales	(57,415)	(48,433)	(165,579)	(147,299)
Lubricant sales	26,665	43,784	86,801	123,716
Other sales	6,875	9,178	21,127	32,158

Net sales	$469,142	$702,755	$1,186,466	$1,892,176

Cost of Products Sold:
Fuel cost of products sold	$477,838	$680,470	$1,200,856	$1,841,257
Excise taxes included in fuel sales	(57,415)	(48,433)	(165,579)	(147,299)
Lubricant cost of products sold	23,997	37,197	79,071	107,860
Other cost of products sold	3,123	1,737	8,371	7,051

Cost of products sold	$447,543	$670,971	$1,122,719	$1,808,869

Fuel margin per gallon (1)	$0.07	$0.09	$0.07	$0.08

(1)	Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our wholesale segment by the number of gallons sold.

(2)	Lubricant margin is a measurement calculated by dividing the difference between lubricant sales and lubricant cost of products sold by lubricant sales. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.